Exhibit (c)(3)

SUMMARY OF ANALYSIS

NEW HORIZONS FAIRNESS OPINION

Downside Scenario

WACC

	Long-Term Growth Rate
	2.5%	3.0%	3.5%

16.0%	41,502	42,622	43,831
16.5%	39,760	40,779	41,877
17.0%	38,142	39,073	40,073

MV of Cap	38,142	40,779	43,831
Less: Debt	(714)	(714)	(714)
Plus: NOL Tax Savings	7,310	7,310	7,310
Total MV of Equity	44,738	47,375	50,427
Rounded	44,700	47,400	50,400

Per Share	$1.54	$1.64	$1.76

Likely Scenario

WACC

	Long-Term Growth Rate
	2.5%	3.0%	3.5%

16.0%	51,937	53,333	54,841
16.5%	49,770	51,041	52,410
17.0%	47,758	48,919	50,166

MV of Cap	47,758	51,041	54,841
Less: Debt	(714)	(714)	(714)
Plus: NOL Tax Savings	7,659	7,659	7,659
Total MV of Equity	54,704	57,986	61,786
Rounded	54,700	58,000	61,800

Per Share	$1.93	$2.06	$2.21

Upside Scenario

WACC

	Long-Term Growth Rate
	2.5%	3.0%	3.5%

16.0%	54,958	56,401	57,960
16.5%	52,705	54,019	55,434
17.0%	50,613	51,813	53,102

MV of Cap	50,613	54,019	57,960
Less: Debt	(714)	(714)	(714)
Plus: NOL Tax Savings	7,843	7,843	7,843
Total MV of Equity	57,742	61,148	65,089
Rounded	57,700	61,100	65,100

Per Share	$2.05	$2.18	$2.33

Original Scenario

WACC

	Long-Term Growth Rate
	2.5%	3.0%	3.5%

16.0%	57,422	58,918	60,533
16.5%	55,082	56,444	57,911
17.0%	52,910	54,153	55,489

MV of Cap	52,910	56,444	57,960
Less: Debt	(714)	(714)	(714)
Plus: NOL Tax Savings	7,951	7,951	7,951
Total MV of Equity	60,147	63,681	65,197
Rounded

Per Share

Weighted DCF Equity Values

Scenario	Lower Bound	Weight	Value
Downside	44,738	35.0%	15,658
Likely	54,704	50.0%	27,352
Upside	57,742	15.0%	8,661
			51,672

Scenario	Middle	Weight	Value
Downside	47,375	35.0%	16,581
Likely	57,986	50.0%	28,993
Upside	61,148	15.0%	9,172
			54,746

Scenario	Upper Bound	Weight	Value
Downside	50,427	35.0%	17,650
Likely	61,786	50.0%	30,893
Upside	65,089	15.0%	9,763
			58,306

Equity Value	51,672	54,746	58,306
Rounded	51,700	54,700	58,300

Per Share	$1.81	$1.93	$2.07

SUMMARY OF ANALYSIS

NEW HORIZONS FAIRNESS OPINION

Guideline Public Company Analysis

		Selected Range of Multiples
Metric	New Horizons	Lower Bound		Upper Bound	Indicated Range of Values	Midpoint	Lower	Upper

LTM EBITDA	$6,884	8.0	—	9.0	55,000 — 62,000	58,500	55,069	61,953

Forecast EBITDA	$5,525	6.5	—	7.5	36,000 — 41,400	38,700	35,912	41,436

LTM NOPAT	$3,701	15.5	—	16.5	57,300 — 61,000	59,150	57,367	61,068

Forecast NOPAT	$2,786	13.0	—	14.0	36,200 — 39,000	37,600	36,216	39,002

Price to Earnings(1)	$2,631	16.0	—	17.0	42,800 — 45,400	44,100	42,806	45,437

(1) P/E range of values includes debt addition of $714

$ in Thousands

Focused more on forecast multiples

	Low	Middle	High
Mkt Value of Cap.	38,000	46,500	55,000
Debt	(714)	(714)	(714)
NOL Tax Savings	7,565	7,565	7,565
Equity	44,851	53,351	61,851
Rounded	44,900	53,400	61,900

Per Share	$1.55	$1.88	$2.21

Weighted Valuation Metrics

EBITDA

Scenario	Value	Weighting	Weighted
Downside	$4,616	35.0%	1,616
Likely	5,856	50.0%	2,928
Upside	6,539	15.0%	981
			5,525

NOPAT

Scenario	Value	Weighting	Weighted
Downside	2,222	35.0%	778
Likely	2,992	50.0%	1,496
Upside	3,415	15.0%	512
			2,786

Price to Earnings

Scenario	Value	Weighting	Weighted
Downside	2,067	35.0%	724
Likely	2,836	50.0%	1,418
Upside	3,260	15.0%	489
			2,631
		Debt	714

Scenario	Tax Savings	Weight	Value
Downside	$7,310	35.0%	2,559
Likely	$7,659	50.0%	3,830
Upside	$7,843	15.0%	1,176
			7,565

SUMMARY OF ANALYSIS

NEW HORIZONS FAIRNESS OPINION

Ranges of Equity Value

	DCF Equity Range

Equity Value	51,700	54,700	58,300
Per Share Value	$1.81	$1.93	$2.07

	GC Equity Range

Equity Value	44,900	53,400	61,900
Per Share Value	$1.55	$1.88	$2.21

	Average Equity Range

Equity Value	48,300	54,050	60,100
Per Share Value	$1.68	$1.91	$2.14

	Selected Equity Range

Equity Value	51,000	54,000	57,000
Per Share Value	$1.79	$1.90	$2.02

Original Analysis	59,200	—	64,200
	2.11	—	2.30